             As filed with the Securities and Exchange Commission
                              on October 23, 1997
                                                      Registration No. 000-22897

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                          FORM 8-A/A Amendment No. 5

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g)OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NOVASTAR FINANCIAL, INC.
                           ------------------------
             (Exact Name of registrant as specified in its charter)

              Maryland                                  48-1190054
              --------                                  ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     1900 West 47th Place, Suite 205
           Westwood, Kansas                               66205
           ----------------                               -----
(Address of principal Executive Offices)                (Zip Code)


If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of debt
debt securities and is effective            securities and is to become
upon filing pursuant to General             effective simultaneously with
Instruction A(c)(1) please check            the effectiveness of a concurrent
the following box.    [_]                   registration statement under the
                                            Securities Act of 1933 pursuant
                                            to General Instruction A(c)(2)
                                            please check the following
                                            box.   [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Common Stock, par value $.01 per share                   New York Stock Exchange
--------------------------------------                   -----------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                Not applicable
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant's Securities To Be Registered
                -------------------------------------------------------


                The title of the common stock of the Registrant being registered hereby is Common Stock, par value $.01 per share (the "Common Stock"). The description of the Common Stock is contained in the Registrant's Amendment No. 5 to the Registration Statement on Form S-11 being filed concurrently herewith with the Securities and Exchange Commission, under the captions "Prospectus Summary," "Description of Capital Stock" and "Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.

                Item 2.  Exhibits
                         --------

                Instruments defining the rights of holders of the securities being registered hereunder:

                3.1*    Articles of Amendment and Restatement of the Registrant.

                3.3*    Bylaws of the Registrant.

                4.3*    Specimen Common Stock Certificate

--------------------------------

                * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 23, 1997



                                NovaStar Financial, Inc.



                                By: /s/ Mark J. Kohlrus
                                    -------------------
                                    Mark J. Kohlrus
                                    Senior Vice President, Treasurer and
                                    Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------
  3.1*  Articles of Amendment and Restatement of the Registrant.

  3.3*  Bylaws of the Registrant.

  4.3*  Specimen Common Stock Certificate






-------------------
  * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission